UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2019

FireEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36067	20-1548921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 McCarthy Blvd.
Milpitas, CA 95035
(Address of principal executive offices, including zip code)
(408) 321-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FEYE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.

Preliminary Estimated Financial Data

Shortly after the filing of this Current Report on Form 8-K, FireEye, Inc. (the “Company”) will discuss, among other things, selected preliminary financial results for the third quarter ended September 30, 2019 at its 2019 Financial Analyst Day. The event is being webcast. A link to the live webcast is available from the Investor Relations section of the Company’s website at https://investors.fireeye.com/news-events/events-and-presentations. An archived version of the webcast and presentation materials will be available at the same website within 24 hours after the conclusion of the live event.

The Company’s interim unaudited consolidated financial statements for the third quarter ended September 30, 2019 have not been finalized and are not available. Based on information currently available, management estimates (i) revenue for such third quarter to be at or above the high end of the Company’s prior guidance range of $217 million to $221 million and (ii) billings for such third quarter to be within the Company’s prior guidance range of $245 million to $255 million. The Company is currently in the process of finalizing its financial results for such third quarter. As such, actual results and financial data as of September 30, 2019 may differ from the above estimates due to the completion of the Company’s closing procedures with respect to such third quarter and final adjustments and other developments that may arise between now and the time the financial results for such third quarter are finalized. The Company currently plans to release its financial results for such third quarter on Tuesday, October 29, 2019, after the close of the U.S. markets.

Non-GAAP Financial Measures

The Company has provided financial information for billings, which has not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). This measure is not based on any standardized methodology and is not necessarily comparable to similar measures used by other companies. The Company uses billings internally in analyzing its financial results and believes that the use of billings is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the Company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Billings is not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. The following table presents a reconciliation of the Company’s prior guidance range for billings to the Company’s prior guidance range for revenue for the three months ended September 30, 2019, and is unaudited:

	Three Months Ended September 30, 2019
	Low	High
	(in thousands)
GAAP revenue	$217,000	$221,000
Add change in deferred revenue	$28,000	$34,000
Non-GAAP billings	$245,000	$255,000

Billings. The Company defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The Company excludes deferred revenue assumed in connection with acquisitions from the billings calculation. The Company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the company’s future revenues. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue.

The information set forth under these Items 2.02 and 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIREEYE, INC.

Date: October 8, 2019	By:	/s/ Alexa King
Alexa King Executive Vice President, General Counsel and Secretary